UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2007

ARGENTEX MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49995

(Commission File Number)

71-0867623

(IRS Employer Identification No.)

1066 West Hastings Street, Suite 2300, Vancouver, BC V6E 3X2

(Address of principal executive offices and Zip Code)

604.601.8336

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On November 13, 2007, we issued 100,000 stock options to a member of our advisory board. These options were issued pursuant to our 2007 Stock Option Plan with an exercise price of $1.13 per share and a term of five (5) years. These stock options are not exercisable until the 2007 Stock Option Plan approved by our board of directors has been approved by the TSX Venture Exchange and by our shareholders and the grant of the stock options has been approved by the TSX Venture Exchange.

Item 3.03	Material Modification to Rights of Security Holders

On November 10, 2007, our directors approved the adoption of the 2007 Stock Option Plan which permits our company to issue up to 5,662,310 shares of our common stock to directors, officers, employees and consultants of our company. Our adoption of the 2007 Stock Option Plan is subject to approval by the TSX Venture stock exchange, with which we have filed an application for a listing, and to the approval of our stockholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 5, 2007, the Nevada Secretary of State accepted for filing Articles of Merger providing for the merger of our company with our wholly-owned subsidiary, Argentex Mining Corporation, a Delaware corporation, with the Delaware corporation being the surviving corporation in the merger. Also on November 5, 2007, a the Delaware Secretary of State accepted for filing a Certificate of Merger providing for the same merger. These filings complete our effort to redomicile our company from Nevada to Delaware, an effort previously approved by our shareholders in connection with our desire to obtain a listing for our shares of common stock on the TSX Venture Exchange.

Item 9.01	Financial Statements and Exhibits
3.01	Articles of Merger field with the Secretary of State of Nevada on November 5, 2007.
3.02	Certificate of Merger of Argentex Mining Corporation into Argentex Mining Corporation filed with the Secretary of State of Delaware on November 5, 2007.
4.01	2007 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

/s/ Kenneth Hicks

By: Kenneth Hicks, President

Date: November 15, 2007